UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2006

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01

OTHER EVENTS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 8.01  OTHER EVENTS

On December 4, 2006, Salem Communications Corporation (“Salem”) issued a press release regarding its agreement to sell radio station WKNR Sports Talk 850AM (“WKNR-AM”) to Good Karma Broadcasting, L.L.C. for $7 million.  In addition to the terms of the sale as described in the press release, net broadcasting revenue for the nine months ended September 30, 2006 for WKNR-AM was $1.8 million and station operating income for the nine months ended September 30, 2006 for this station was $0.3 million.  For the year ended December 31, 2005, WKNR-AM generated net broadcasting revenue of $2.6 million and station operating income of $0.5 million. WKNR-AM was acquired on August 24, 2000, as part as an eight station acquisition. The allocated purchase price was $4.7 million.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated September 4, 2006, of Salem Communications Corporation regarding the sale of radio station WKNR Sports Talk 850AM

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: December 7, 2006	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 4, 2006, of Salem Communications Corporation regarding the sale of radio station WKNR Sports Talk 850AM

EXHIBIT 99.1

Salem Communications Announces Sale of WKNR SportsTalk 850 AM in Cleveland, Ohio

CAMARILLO, Calif., December 4, 2006 -- Salem Communications Corporation (NASDAQ:SALM), a leading U.S. radio broadcaster, Internet content provider, magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced it has entered into an agreement to sell Cleveland, OH radio station WKNR  Sports Talk 850AM to Good Karma Broadcasting, L.L.C. for $7 million.  Pending regulatory approvals, the company expects today's announced transaction will close in the first quarter of 2007.

Commenting on the transaction Edward G. Atsinger III, president and CEO, said,   “Our decision to sell WKNR is consistent with our stated strategy of selectively divesting certain non-strategic or under-performing radio station assets. We believe that the sale of this station, which is in a non-strategic format, is the best means to maximize return on investment for our shareholders.”

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, a leading Internet provider of Christian content and online streaming; and Salem Publishing™, a leading publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem's radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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CONTACT: Salem Communications Corporation
Denise Davis, 805-987-0400, ext. 1081 (Media)
Denised@salem.cc

or
Eric Jones, 805-987-0400, ext. 1048 (Investors)
Ericj@salem.cc